Legg Mason Partners Small Cap Core Fund Inc.


Report of Independent Registered Public Accounting Firm
The Board of Directors
Legg Mason Partners Small Cap Core Fund, Inc.:

In planning and performing
our audit of the
financial statements
of Legg Mason Partners
Small Cap Core Fund,
Inc. (formerly Smith
Barney Small Cap Core
Fund, Inc.), as of
and for the year ended
December 31, 2006,
in accordance with the
standards of the
Public Company Accounting
Oversight Board
(United States), we considered
its internal
control over financial
reporting, including
control activities for
safeguarding securities,
as a basis for designing
our auditing procedures
for the purpose of expressing
our opinion on the
financial statements and
to comply with the
requirements of Form
N-SAR, but not for the
purpose of expressing
an opinion on the
effectiveness of the
Fund's internal control
over financial reporting.
Accordingly, we
express no such opinion.
The management of the
Fund is responsible for
establishing and maintaining
effective internal
control over financial
reporting.  In fulfilling
this responsibility,
estimates and judgments by
management are required
to assess the expected
benefits and related costs
of controls.  A fund's
internal control over
financial reporting is a
process designed to provide
reasonable assurance
regarding the reliability
of financial reporting
and the preparation of
financial statements for
external purposes in accordance
with U.S. generally
accepted accounting principles.
Such internal
control includes policies
and procedures that
provide reasonable assurance
regarding prevention
or timely detection of
unauthorized acquisition,
use or disposition of a
fund's assets that
could have a material
effect on the financial
statements.
Because of its inherent
limitations, internal
control over financial
reporting may not
prevent or detect
misstatements. Also,
projections of any evaluation
of effectiveness
to future periods are
subject to the risk that
controls may become inadequate
because of changes
in conditions, or that the
degree of compliance
with the policies or procedures
may deteriorate.
A control deficiency exists
when the design or
operation of a control does
not allow management
or employees, in the normal
course of performing
their assigned functions, to
prevent or detect
misstatements on a timely
basis. A significant
deficiency is a control
deficiency, or combination
of control deficiencies,
that adversely affects
the fund's ability to initiate,
authorize, record,
process or report external
financial data reliably
in accordance with U.S.
generally accepted accounting
principles such that there is
more than a remote
likelihood that a misstatement
of the fund's
annual or interim financial
statements that is
more than inconsequential
will not be prevented
or detected. A material
weakness is a significant
deficiency, or combination
of significant
deficiencies, that results
in more than a
remote likelihood that a
material misstatement
of the annual or interim
financial statements
will not be prevented or
detected.



Our consideration of the
Fund's internal control
over financial reporting
was for the limited
purpose described in the
first paragraph and
would not necessarily disclose
all deficiencies
in internal control that
might be significant
deficiencies or material
weaknesses under
standards established by
the Public Company
Accounting Oversight Board
(United States).
However, we noted no
deficiencies in the
Fund's internal control
over financial
reporting and its operation,
including
controls for safeguarding
securities,
that we consider to be a material
weakness as defined above
as of December 31, 2006.
This report is intended
solely for the
information and use of
management and
the Board of Legg Mason
Partners Small
Cap Core Fund, Inc. and
the Securities
and Exchange Commission and is not
intended to be and should not be used
by anyone other than these specified parties.


New York, New York